                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  listed below of WHX  Corporation  of our reports dated  February 22,
2002, relating to the consolidated  financial  statements of WHX Corporation and
the  condensed   financial   statements  of  WHX   Corporation   (Parent  Only),
respectively,  and our report  dated March 28, 2002,  relating to the  financial statements of Wheeling-Pittsburgh Corporation, which appear in this Form 10-K.

On Form S-3:

            File No. 33 - 54831

            File No. 33 - 63845

On Form S-8:

            File No. 33 - 54801

            File No. 33 - 56281

            File No. 333 - 64217

            File No. 333 - 36985

            File No. 333 - 64784

New York, New York
March 28, 2002